Exhibit 99.2

GenStar Therapeutics Corporation

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 4, 2003

The undersigned hereby acknowledges receipt of the notice of the stockholders’ annual meeting to be held on February 4, 2003 and appoints Paul D. Quadros and Carin D. Sandvik, or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of capital stock of GenStar Therapeutics Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of GenStar to be held at its facility at 10030 Barnes Canyon Road, San Diego, California 92121 on February 4, 2003, at 11:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES LISTED IN PROPOSALS 7 AND 8 AND FOR PROPOSALS 1, 2, 3, 4, 5, 6, 9, 10 AND 11. IN THEIR DISCRETION, THE PROXIES ARE AUTHORlZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

1.
To approve the issuance of common stock pursuant to the Agreement and Plan of Reorganization, dated as of September 12, 2002, and as amended on November 26, 2002, by and among GenStar, Genesis Acquisition Corporation and Vascular Genetics Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
To amend and restate the Restated Certificate of Incorporation to change the name of the company to “CorAutus Genetics, Inc.” and to increase the authorized number of shares of capital stock to 105,000,000, of which 100,000,000 shares will be designated as common stock and 5,000,000 will be designated preferred stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To amend the Restated Certificate of Incorporation to effect a reverse stock split in a ratio of (please indicate how to vote on each of (a) through (i)):

a.	one-for-two			b.	one-for-three

	☐ FOR	☐ AGAINST	☐ ABSTAIN		☐ FOR	☐ AGAINST	☐ ABSTAIN

c.	one-for-four			d.	one-for-five

	☐ FOR	☐ AGAINST	☐ ABSTAIN		☐ FOR	☐ AGAINST	☐ ABSTAIN

e.	one-for-six			f.	one-for-seven

	☐ FOR	☐ AGAINST	☐ ABSTAIN		☐ FOR	☐ AGAINST	☐ ABSTAIN

g.	one-for-eight			h.	one-for-nine

	☐ FOR	☐ AGAINST	☐ ABSTAIN		☐ FOR	☐ AGAINST	☐ ABSTAIN

i.	one-for-ten

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.
To amend and restate the Certificate of Designation of Preferences and Rights of Series A Preferred Stock. If the merger is not consummated, approval of this proposal will be deemed to approve the clarification of the Series A preferred stock conversion ratio and other non-substantive changes.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.
To amend and restate the Certificate of Designation of Preferences and Rights of Series B Preferred Stock. If the merger is not consummated, approval of this proposal will be deemed to approve the clarification of the Series B preferred stock conversion price and other non-substantive changes.

☐ FOR	☐ AGAINST	☐ ABSTAIN

SEE REVERSE SIDE	SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

6.
To amend and restate the Certificate of Designation of Preferences and Rights of Series C Preferred Stock. If the merger is not consummated, approval of this proposal will be deemed to approve the clarification of the Series C preferred stock conversion price and other non-substantive changes.

☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	To elect directors to serve for the ensuing year and until their successors are elected:

Nominees: Peter F. Bernardoni, Paul D. Quadros, Ivor Royston, Victor W. Schmitt, Robert E. Sobol

☐  FOR all nominees listed

☐  WITHHOLD AUTHORITY to vote for all nominees

☐  FOR all nominees EXCEPT the nominee(s) listed below

If you wish to withhold authority to vote for any of the nominees, mark “FOR all nominees EXCEPT the nominee(s) listed below” and write the names of such nominee(s) below:

8.
To elect additional directors to serve as of the completion of the merger and the resignation of Peter F. Bernardoni, if re-elected, for the ensuing year and until their successors are elected. If Proposal No. 1 is not approved at the meeting, this Proposal No. 8 will be withdrawn, and no proxy will be voted.

Nominees: Eric N. Falkenberg, James C. Gilstrap, John R. Larson, Richard E. Otto, Daniel Pharand

☐  FOR all nominees listed

☐  WITHHOLD AUTHORITY to vote for all nominees

☐  FOR all nominees EXCEPT the nominee(s) listed below

If you wish to withhold authority to vote for any of the nominees, mark “FOR all nominees EXCEPT the nominee(s) listed below” and write the names of such nominee(s) below:

9.	To adopt the 2002 Stock Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

10.	To approve the waiver of the termination provision of each outstanding GenStar warrant

☐ FOR	☐ AGAINST	☐ ABSTAIN

11.	To ratify the selection of Ernst & Young as independent auditors of GenStar for the fiscal year ended December 31, 2002

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executives, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Name (Please Print)		Name (Please Print)

Signature	Date	Signature	Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.